UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            June 11, 2014

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2014, AMREP Corporation (the “Company”) and its indirect subsidiaries, Kable Distribution Services, Inc. (“Kable Distribution”) and Palm Coast Data LLC (“Palm Coast”), entered into a settlement agreement (the “Settlement Agreement”) with Heinrich Bauer (USA) LLC (“Bauer”).

Kable Distribution and Bauer are parties to an ordinary course of business contract pursuant to which Kable Distribution distributes certain magazines of Bauer in return for a commission. Palm Coast and Bauer are parties to an ordinary course of business contract pursuant to which Palm Coast provides certain fulfillment services to Bauer in return for service fees.

As described in Item 2 of Part I of the Company’s Form 10-Q for the quarter ended January 31, 2014, which was filed with the Securities and Exchange Commission on March 17, 2014, Kable Distribution operates with negative working capital and borrows funds under a Revolving Credit and Security Agreement available to the Company’s Media Services businesses. The negative working capital of Kable Distribution represents the net payment obligation due to publisher clients and other third parties, which amounts will vary from period to period based on the level of magazine distribution.  The negative working capital of Kable Distribution is calculated by deducting (a) the sum of the cash held by Kable Distribution plus the accounts receivable (net of estimated magazine returns to Kable Distribution) owed to Kable Distribution from wholesalers, retailers and other third parties from (b) the accounts payable (net of estimated magazine returns to publishers) owed by Kable Distribution to publisher clients and other third parties.

During the first quarter of fiscal year 2014, Kable Distribution received notice that its ordinary course of business contract with Bauer, which provides Kable Distribution with a substantial amount of negative working capital liquidity, would not be renewed upon its scheduled expiration in June 2014.

Pursuant to the Settlement Agreement, Kable Distribution agreed to eliminate the commission paid by Bauer to Kable Distribution for distribution services for the remainder of the contract and to amend the payment procedures with respect to amounts received by Kable Distribution from wholesalers or retailers relating to the domestic sale by Kable Distribution of Bauer magazines to such wholesalers or retailers; Palm Coast agreed to reduce certain fees charged to Bauer for fulfillment services, with Bauer agreeing to extend the term of its fulfillment agreement to at least December 31, 2018; and the Company agreed to issue to Bauer 825,000 shares of common stock, par value $.10, of the Company, which represents approximately 10.3% of the outstanding shares of common stock of the Company following such issuance, with Bauer agreeing to not sell or transfer such shares for a period of six months. In return for such consideration, Bauer released all claims it may have had against each of Kable Distribution, Palm Coast, the Company and its related persons, other than the obligations of Kable Distribution, Palm Coast and the Company under the Settlement Agreement, the future obligations of Kable Distribution under its distribution agreement as amended by the Settlement Agreement and the future obligations of Palm Coast under its fulfillment agreement as amended by the Settlement Agreement. In particular, the Settlement Agreement releases Kable Distribution from having to pay the accounts payable owed to Bauer relating to the domestic sale by Kable Distribution of Bauer magazines other than to the extent amounts have been received by Kable Distribution or Bauer on or after May 14, 2014 from wholesalers or retailers relating to the domestic sale by Kable Distribution of Bauer magazines to such wholesalers or retailers. As a result of the Settlement Agreement, Kable Distribution estimates that its negative working capital will be reduced by approximately $15 million. The foregoing description of the Settlement Agreement is a summary only and is qualified in all respects by the provisions of the Settlement Agreement.

In addition, on June 11, 2014, certain subsidiaries of AMREP Corporation engaged in the Media Services business entered into the fourth amendment (the “Fourth Amendment”) to the Revolving Credit and Security Agreement, dated as of May 13, 2010 (the “Credit Facility”), with PNC Bank, National Association (“PNC”), as agent and lender. The Fourth Amendment provides PNC’s consent to the Settlement Agreement and eliminates references to Bauer in the Credit Facility. No other material terms of the Credit Facility changed in connection with the Fourth Amendment. The foregoing description of the Fourth Amendment is a summary only and is qualified in all respects by the provisions of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K regarding the Fourth Amendment to the Credit Facility is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. On or prior to the date that is three days after the Company receives notification of approval by the New York Stock Exchange of the supplemental listing application therefor, and in any event on or prior to July 10, 2014, the Company will issue to Bauer 825,000 shares of common stock, par value $.10, of the Company. The shares will be issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment, dated June 11, 2014, to the Revolving Credit and Security Agreement, dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as agent and lender.

99.1	Press Release, dated June 11, 2014, issued by AMREP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: June 11, 2014	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment, dated June 11, 2014, to the Revolving Credit and Security Agreement, dated as of May 13, 2010, among Kable Media Services, Inc., et al and PNC Bank, National Association, as agent and lender.

99.1	Press Release, dated June 11, 2014, issued by AMREP Corporation.